     As filed with the Securities and Exchange Commission on January 2, 1997
                                                       REGISTRATION NO. 33-60555
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                  --------------------------------------------



                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

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                       AMERICA WEST HOLDINGS CORPORATION

             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


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
          DELAWARE                                    4512                             APPLIED FOR
(STATE OR OTHER JURISDICTION OF              (PRIMARY STANDARD INDUSTRIAL            (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)               CLASSIFICATION CODE NUMBER)             IDENTIFICATION NO.)


                  --------------------------------------------


                         4000 EAST SKY HARBOR BOULEVARD
                             PHOENIX, ARIZONA 85034
                                 (602) 693-0800
         (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
            AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)


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                    AMERICA WEST 1994 INCENTIVE EQUITY PLAN


                            (FULL TITLE OF THE PLAN)


                  --------------------------------------------

                               STEPHEN L. JOHNSON
                             SENIOR VICE PRESIDENT
                         4000 EAST SKY HARBOR BOULEVARD
                             PHOENIX, ARIZONA 85034
                                 (602) 693-0800
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                  --------------------------------------------


                                    Copy to:
                                 DAVID J. GRAHAM
                             ANDREWS & KURTH L.L.P.
                            4200 TEXAS COMMERCE TOWER
                              HOUSTON, TEXAS 77002
                                 (713) 220-4200

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================================================================================

         This post-effective amendment is being filed pursuant to Rule 414 under the Securities Act of 1933, as amended (the "Securities Act"), to reflect the adoption by America West Airlines, Inc., a Delaware corporation (the "Company"), of a holding company form of organizational structure. The holding company organizational structure was implemented pursuant to an Agreement and Plan of Merger (the "Merger Agreement") among the Company, America West Holdings Corporation, a Delaware corporation (the "Registrant") and AWA Merger, Inc., a Delaware corporation and wholly owned subsidiary of the Registrant ("Merger Sub"), which provides for, among other things, the merger (the "Merger") of Merger Sub with and into the Company, with the Company as the surviving corporation. Pursuant to Section 251(g) of the General Corporation Law of the State of Delaware, stockholder approval was not required for the Merger.



         As a result of the Merger, which was consummated at midnight on December 31, 1996, the Company became a direct wholly owned subsidiary of the Registrant and each share of Class B Common Stock of the Company issued and outstanding or held in treasury was converted into and exchanged for one share of Class B Common Stock of the Registrant.



         In accordance with Rule 414, the Registrant, as the successor issuer, hereby expressly adopts this registration statement, as well as the stock option plan of the Company previously titled "America West Airlines, Inc. 1994 Incentive Equity Plan" and pursuant to the holding company reorganization referred to as "America West 1994 Incentive Equity Plan" to which it relates, as its own for all purposes of the Securities Act and the Securities Exchange Act of 1934, as amended.



         The registration fees were paid at the time of the original filing of this registration statement.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on this 2nd day of January, 1997.


                              AMERICA WEST HOLDINGS CORPORATION


                              By: /s/  William A. Franke
                                 -----------------------------------------------

                                 William A. Franke
                                 Chairman, Chief Executive Officer and President



         Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed below by the following persons in the capacities indicated, on this 2nd day of January, 1997.



SIGNATURE                                                     TITLE

/s/  William A. Franke                               Chairman, Chief Executive Officer and President
------------------------------------
William A. Franke


/s/  Richard R. Goodmanson                           Executive Vice President and Director
------------------------------------
Richard R. Goodmanson


/s/  W. Douglas Parker                                Senior Vice President and Chief Financial Officer
------------------------------------
W. Douglas Parker


/s/  Michael R. Carreon                              Vice President and Controllor
------------------------------------
Michael R. Carreon


         *                                           Director
Julia Chang Bloch


         *                                           Director
Stephen F. Bollenbach

         *                                           Director
Frederick W. Bradley,   Jr.


                                                     Director
James G. Coulter


         *                                           Director
John F. Fraser


         *                                           Director
John L. Goolsby


         *                                           Director
Richard C. Kraemer


         *                                           Director
John R. Power, Jr.


                                                     Director
Larry L. Risley


         *                                           Director
Frank B. Ryan


         *                                           Director
Richard P. Schifter


         *                                           Director
John F. Tierney


         *                                           Director
Raymond S. Troubh




*By:  /s/ William A. Franke
    ____________________________________
      William A. Franke
      Chairman, Chief Executive Officer
      and President, as Attorney-in-Fact
      for the persons named above